EXHIBIT 23


               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-55582) of The PBSJ Corporation of our report dated March 23, 2001 relating to the financial statements of The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, which appears in this Form 11-K.




PricewaterhouseCoopers LLP

Miami, Florida
May 14, 2001